Exhibit 99.1
Mesa Air Group Receives Nasdaq Staff Determination
     PHOENIX, May 29 /PRNewswire-FirstCall/ — On May 22, 2008, Mesa Air Group, Inc. (Nasdaq: MESA) received a Nasdaq Staff Determination letter indicating that Mesa fails to comply with the filing requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nasdaq Global Select Market. Mesa has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.
     The Notice arises as a result of Mesa’s failure to timely file its Form 10-Q for the quarter ended March 31, 2008. On May 13, 2008, Mesa filed a notice with the Securities and Exchange Commission indicating that it was delaying the filing of its Form 10-Q until on or about May 20, 2008. The Company intends to file its Form 10-Q on or about June 2, 2008, which will precede its hearing before a Nasdaq Listing Qualifications Panel.